SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2008

GEOVAX LABS, INC.
(Exact name of registrant as specified in Charter)

Illinois	000-52091	87-0455038
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)
1256 Briarcliff Road N.E.
Emtech Bio Suite 500
Atlanta, Georgia 30306
(Address of Principal Executive Offices) (Zip Code)
(404) 727-0971
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.10 COMMON STOCK PURCHASE AGREEMENT
EX-10.11 REGISTRATION RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE DATED MAY 12, 2008

     This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. These risks include the risk that the Company may not generate revenue or achieve profitability in the future, the Company’s need for continued funding, that the products the Company has under development may not prove successful, and other risks, including those set forth in the registrant’s most recent Form 10-K and subsequent Filings. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Section 1 — Registrant’s business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On May 8, 2008, we signed a $10.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right over a 25-month period to sell our shares of common stock, $0.001 par value, to Fusion Capital from time to time in amounts between $80,000 and $1.0 million, depending on certain conditions as set forth in the agreement, up to an aggregate of $10.0 million.
     The purchase price of the shares related to the $10.0 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the purchase price of our common stock is below $0.05. The common stock purchase agreement may be terminated by us at any time at our discretion without any additional cost to us. There are no negative covenants, restrictions on future financings, penalties or liquidated damages in the agreement.
     In consideration for entering into the common stock purchase agreement, we have issued to Fusion Capital 2,480,510 shares of our common stock as a commitment fee. Also, we agreed to issue to Fusion Capital an additional 2,480,510 shares as a commitment fee pro rata as we receive the $10.0 million of future funding. We had previously issued 200,000 shares to Fusion Capital (together with a nominal cash payment) as an expense reimbursement upon execution of the related term sheet. The Company has currently reserved 37,480,510 authorized but unissued shares, in the aggregate, for issuance pursuant to the common stock purchase agreement (including the 2,480,510 unissued commitment fee shares).
     The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.10 and 10.11, respectively, and each of which is incorporated herein in its entirety by reference.

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Item 3.02 Unregistered Sales of Equity Securities.
     The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.
     The Company relied upon Section 4(2) and Rule 506 of Regulation D in connection with the issuance of shares pursuant to the common stock purchase agreement, which was a private negotiated sale to a single accredited investor.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.10	Common Stock Purchase Agreement, dated as of May 8, 2008, by and between the Company and Fusion Capital Fund II, LLC.

10.11	Registration Rights Agreement, dated as of May 8, 2008, by and between the Company and Fusion Capital Fund II, LLC.

99.1	Press Release dated May 12, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOVAX LABS, INC.
May 8, 2008	By:	/s/ Mark W. Reynolds
Chief Financial Officer

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